UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2011

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

UPPI Amendment No. 4

On March 9, 2011, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into an amendment (the “Amendment”), effective as of March 1, 2011, to the Agreement Concerning Cardiolite® and Technelite® Generator Supply, Pricing and Rebates, dated as of February 1, 2008 (as amended, the “UPPI Agreement”), between the Company and United Pharmacy Partners, Inc. (“UPPI”).

The UPPI Agreement provides for the distribution of both TechneLite and Cardiolite products to pharmacies or families of pharmacies within the UPPI cooperative purchasing group. The UPPI Agreement provides favorable pricing for those pharmacies or families of pharmacies which enter into separate agreements with the Company in which they commit to specific product purchasing levels. The Company can terminate the UPPI Agreement upon 60 days written notice.

The Amendment extends the term of the UPPI Agreement to December 31, 2012 and modifies the pricing and supply terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date: March 10, 2011